SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.  Results of Operations and Financial Condition

On February 24, 2014, Standard Motor Products, Inc. (the “Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2013. A copy of such press release is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Report, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On February 24, 2014, the Company issued a press release, described in Item 2.02 of this Report and furnished as Exhibit 99.1 hereto, announcing that its Board of Directors has authorized the purchase of up to $10 million of its common stock under a stock repurchase program. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits.

99.1	Press release dated February 24, 2014 announcing Standard Motor Products, Inc.’s financial results for the three months and year ended December 31, 2013 and a new stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: February 24, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 24, 2014 announcing Standard Motor Products, Inc.’s financial results for the three months and year ended December 31, 2013 and a new stock repurchase program.